4879-6212-3846.3 393321.00003/1-31-23/sdh/bwt 5453 and 5451 Great America Parkway 3A Opp-043193 THIRD AMENDMENT TO LEASE I. PARTIES AND DATE. This Third Amendment to Lease (“Amendment”) dated as of , is by and between SANTA CLARA GATEWAY I LLC, a Delaware limited liability company (“Landlord”), and ARISTA NETWORKS, INC., a Delaware corporation (“Tenant”). II. RECITALS. Landlord (as successor-in-interest to The Irvine Company LLC, a Delaware limited liability company) and Tenant are parties to a lease dated August 10, 2012 (the “Original Lease”), for premises (as therein defined, the “5453 Great America Premises”) in a building located at 5453 Great America Parkway, Santa Clara, California (the “5453 Great America Building”), which lease was amended by a First Amendment to Lease dated February 28, 2013, and a Second Amendment to Lease dated July 30, 2014 (“Second Amendment”), pursuant to which Second Amendment Landlord and Tenant amended the lease to add approximately 60,517 rentable square feet of space in a building located at 5451 Great America Parkway, Santa Clara, California, (the “5451 Great America Building”), which additional premises consists of: (i) approximately 30,238 rentable square feet on the 5th floor of the 5451 Great America Building known as Suite 501 as shown on Exhibit A attached to the Second Amendment (the “5th Floor Premises”), and (ii) approximately 30,279 rentable square feet on the 4th floor of the 5451 Great America Building known as Suite 401 as shown on Exhibit A attached to the Second Amendment (the “4th Floor Premises”). Collectively, the 5th Floor Premises and the 4th Floor Premises are referred to as the “5451 Great America Premises”; and the 5453 Great America Building and the 5451 Great America Building are collectively referred to as the “Buildings”. The foregoing lease, as so amended, is hereinafter referred to as the “Lease”. The Lease Term is currently scheduled to expire September 30, 2023 (“Current Expiration Date”). Landlord and Tenant each desire to modify the Lease to (a) extend the Lease Term as to the 5453 Great America Premises and the 5th Floor Premises, (b) terminate the Lease as to the 4th Floor Premises prior to the Current Expiration Date, (c) adjust the Basic Rent, and (d) make such other modifications as are set forth in “III. MODIFICATIONS” next below. III. MODIFICATIONS. A. Termination as to 4th Floor Premises. Notwithstanding the extension of the Lease Term set forth below, the Lease, solely as to the 4th Floor Premises, shall terminate at 11:59 PM on May 31, 2023 (the “4th Floor Termination Date”), provided that such termination shall not relieve Tenant of (i) any rent or other charges due and payable by Tenant, or other obligations required of Tenant, as are set forth in the Lease, as hereby amended, from and after the date of this Amendment through and including the 4th Floor Termination Date, (ii) any obligations which are set forth in this Amendment, and (iii) any indemnity or hold harmless obligations set forth in the Lease as to the 4th Floor Premises, to the extent such obligations survive (by their terms) the expiration or earlier termination of the Lease. Tenant shall quit and surrender possession of the 4th Floor Premises to Landlord on or before the 4th Floor Termination Date as required by the provisions of Section 15.2 of the Original Lease. Effective as of June 1, 2023, the diagram of the 4th Floor Premises (i.e., Suite 401) included in Exhibit A attached to the Lease shall be deemed deleted therefrom. DocuSign Envelope ID: 0124C737-5A1C-4AA6-A995-0AD03870C5FC February 1, 2023

DocuSign Envelope ID: 0124C737-5A1C-4AA6-A995-0AD03870C5FC

B. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Effective as of June 1, 2023, Item 2 shall be deleted in its entirety and substituted therefor shall be the following:

"2. Premises: The Premises are more particularly described in Section 2.1.

Address of Buildings: 5451 Great America Parkway, and 5453 Great America Parkway, Santa Clara, CA

Project Description: Santa Clara Gateway"

2. Item 5 is hereby deleted in its entirety and the following substituted in lieu thereof:

"5. Lease Term: The Term of this Lease shall expire at 11:59 p.m. on March 31, 2026."

3. Item 6 is hereby amended by adding the following:

"For 5453 Great America Parkway (i.e., the 5453 Great America Premises):

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent
10/1/23 to 9/30/24	$3.50	$523,628.00
10/1/24 to 9/30/25	$3.61	$540,084.88
10/1/25 to 3/31/26	$3.72	$556,541.76

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under the Lease, Tenant shall be entitled to an abatement of 3 full calendar months of Basic Rent in the aggregate amount of $1,570,884.00 (i.e. $523,628.00 per month) (the "5453 Abated Basic Rent") for the months of October, November and December 2023 (the "Abatement Period"). The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to the Lease or at law or in equity. Only Basic Rent for the 5453 Premises shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

For Suite 501 at 5451 Great America Parkway (i.e., the 5th Floor Premises):

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent
10/1/23 to 9/30/24	$3.50	$105,833.00
10/1/24 to 9/30/25	$3.61	$109,159.18
10/1/25 to 3/31/26	$3.72	$112,485.36

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under the Lease, Tenant shall be entitled to an abatement of 3 full calendar months of Basic Rent in the aggregate amount of $317,499.00 (i.e. $105,833.00 per month) (the "5th Floor Abated Basic Rent") for the Abatement Period. The payment by Tenant of the 5th Floor Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord's other

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4879-6212-3846.3 393321.00003/1-31-23/sdh/bwt -3- 5453 and 5451 Great America Parkway 3A Opp-043193 rights, pursuant to the Lease or at law or in equity. Only Basic Rent for the 5th Floor Premises shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.” 4. Effective as of June 1, 2023, Item 8 shall be deleted in its entirety and substituted therefor shall be the following: “8. Floor Area of Premises: Approximately 179,846 rentable square feet, comprised of the following: 5th Floor Premises – approximately 30,238 rentable square feet; and 5453 Great America Premises – approximately 149,608 rentable square feet. Floor Area of the 5451 Great America Building – approximately 143,644 rentable square feet; and Floor Area of the 5453 Great America Building – approximately 149,608 rentable square feet.” 5. Effective as of the date of delivery to Landlord of a replacement Letter of Credit or an amendment to the existing Letter of Credit, as more particularly described below in Section III.C., Item 9 shall be deleted in its entirety and the following substituted in lieu thereof: “9. Letter of Credit: $669,027.12” 6. Effective as of June 1, 2023, Item 11 shall be deleted in its entirety and substituted therefor shall be the following: “11. Vehicle Parking Passes: 630 in accordance with the provisions set forth in Exhibit F to the Lease. In addition to the ten (10) “Visitor” spaces designated for the 5453 Great America Building pursuant to Exhibit F and Exhibit F-1 attached to the Lease, Landlord shall designate five (5) parking spaces as “Arista Visitor” in a mutually-agreed upon location in the “main” parking area of the Project to serve Tenant’s main lobby entrance in the 5453 Great America Building.” C. Letter of Credit. The “Letter of Credit” (as defined in the Lease) currently held by Landlord is in the amount of $4,039,416.00. Landlord will permit Tenant to reduce the amount of the Letter of Credit to the amount set forth in Section III.B.5 of this Amendment by delivering to Landlord, within 30 days following the date of this Amendment, either (1) a replacement Letter of Credit in such amount and otherwise in conformance with the requirements set forth in Section 4.3 of the Original Lease (in which event Landlord will deliver the existing Letter of Credit to Tenant or the issuer thereof, as Tenant may request, promptly (but in any event within ten (10) business days) following Landlord’s receipt of the replacement Letter of Credit), or (2) an amendment to the existing Letter of Credit reducing the amount thereof to the amount thereof to the amount set forth in Section III.B.5 pursuant to an amendment to the existing Letter of Credit in a form reasonably acceptable to Landlord. D. Condition of the Premises. Tenant acknowledges that it is currently occupying the Premises and that it is satisfied with the condition thereof. E. Signs. Notwithstanding anything to the contrary in Section 5.2 of the Original Lease, as previously modified by the Second Amendment, Tenant shall have the exclusive right to one (1) exterior “building top” sign (on the Southeast corner of the 5451 Great America Building) so long as Tenant has not DocuSign Envelope ID: 0124C737-5A1C-4AA6-A995-0AD03870C5FC

4879-6212-3846.3 393321.00003/1-31-23/sdh/bwt -4- 5453 and 5451 Great America Parkway 3A Opp-043193 assigned its interest in the Lease as to the 5th Floor Premises or sublet the 5th Floor Premises. Tenant shall, at is sole cost and expense, remove such signage and repair all damage thereto at such time as Tenant assigns its interest in the Lease as to the 5th Floor Premises or sublets the 5th Floor Premises or if the Lease is terminated as to the 5th Floor Premises. Tenant shall, at its sole cost and expense, remove its other building top sign from the 5451 Great America Building and restore all damage resulting therefrom within 30 days following the date of this Amendment. Tenant, at Tenant's sole cost and expense, shall have the right to move Tenant's current monument sign to the top slot of the monument sign located on Great America Parkway. Except as expressly amended herein, Section 5.2 of the Original Lease, as previously modified by the Second Amendment, is unmodified and remains in full force and effect. F. Right to Extend. Section 1 of Exhibit G to the Lease entitled “Right to Extend this Lease” shall remain in full force and effect and exercisable by Tenant during the Lease Term as extended by this Amendment except that (i) the phrase “the single 60 month extension period created by this Section” is deleted and replaced with the phrase “the extension periods created by this Section,” and (ii) the first paragraph of such Section 1 is hereby deleted and replaced with the following: “1. RIGHT TO EXTEND THIS LEASE. Provided that no Default has occurred and is continuing under any provision of this Lease, at the time of exercise of the extension right granted herein, and provided further that Tenant has not assigned its interest in this Lease, or sublet more than 50% of the Floor Area of the Premises (in the aggregate), other than to a “Permitted Transferee”, then Tenant may extend the Term of this Lease for one (1) extension period of sixty (60) months (the “60 Month Extension”) and/or for one (1) extension period of six (6) months (the “6 Month Extension”). Tenant may exercise extensions in such order as Tenant may elect, subject to the terms of this Section 1. Tenant shall exercise its right to extend the Term (if at all) by and only by delivering to Landlord, not less than 12 months or more than 15 months prior to the then scheduled Expiration Date of the Term, Tenant’s irrevocable written notice of its commitment to extend the Term for the 60 Month Extension or the 6 Month Extension, as applicable (the “Commitment Notice”). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.” G. Right to Terminate the Lease as to the 5th Floor Premises. Provided that no Default has occurred and is continuing under any provision of the Lease, and provided further that Tenant has not assigned its interest in the Lease, or sublet more than 50% of the Floor Area of the Premises (in the aggregate), other than to a “Permitted Transferee”, then Tenant will have the right to terminate the Lease as to the 5th Floor Premises only effective on or after October 1, 2024 by delivering to Landlord not less than six (6) months advance written notice of its election to so terminate the Lease as to the 5 th Floor Premises. All Rent and other costs due under the Lease for the 5th Floor Premises shall be due and payable by Tenant to Landlord through the effective date of termination, and Tenant shall quit and surrender possession of the 5th Floor Premises to Landlord on or before the effective date of such termination as required by the provisions of Section 15.2 of the Original Lease. H. Right of First Offer. Section 2 of Exhibit G to the Original Lease, as previously amended by the Second Amendment, entitled “Right of First Offer” is hereby deleted in its entirety. IV. GENERAL. A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment. B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant. C. Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced DocuSign Envelope ID: 0124C737-5A1C-4AA6-A995-0AD03870C5FC

4879-6212-3846.3 393321.00003/1-31-23/sdh/bwt -5- 5453 and 5451 Great America Parkway 3A Opp-043193 into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature, such as, without limitation, Docusign) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original. D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment. E. Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that such individual is duly authorized to execute and deliver this Amendment on behalf of such entity and such entity represents that this Amendment is binding upon such entity in accordance with its terms. If Landlord is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that such individual is duly authorized to execute and deliver this Amendment on behalf of such entity and such entity represents that this Amendment is binding upon such entity in accordance with its terms. F. California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.” G. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment. H. Brokers. Article 18 of the Original Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and [NONE] (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. If there is no Tenant’s Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord ’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Original Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: 0124C737-5A1C-4AA6-A995-0AD03870C5FC

4879-6212-3846.3 393321.00003/1-31-23/sdh/bwt -6- 5453 and 5451 Great America Parkway 3A Opp-043193 V. EXECUTION. Landlord and Tenant executed this Amendment as of the date as set forth in “I. PARTIES AND DATE.” above. LANDLORD: SANTA CLARA GATEWAY I LLC, a Delaware limited liability company By: Charles H. Fedalen, Jr. President and Chief Financial Officer By: Jonathan H. Brinsden President, Office Properties TENANT: ARISTA NETWORKS, INC., a Delaware corporation By: Isabelle Bertin-Bailly Group VP, Worldwide Human Resources & Operations DocuSign Envelope ID: 0124C737-5A1C-4AA6-A995-0AD03870C5FC